UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

DURATA THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35599	27-1247903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 South Wacker Drive, Suite 2550

Chicago, Illinois 60606

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 219-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2014, Ronald M. Hunt resigned as a member of the Board of Directors (the “Board”) of Durata Therapeutics, Inc. (the “Company”). His resignation did not arise from any disagreement on any matter relating to the Company’s operations, policies or practices.

On August 25, 2014, the Board elected two new directors, J. Martin Carroll and Wendy L. Yarno.

Mr. Carroll was elected to fill the vacancy on the Board created by the resignation of Mr. Hunt and was designated as a Class III member of the Board, with a term that expires at the Company’s annual meeting of stockholders to be held in 2015. Mr. Carroll was also appointed as a member of the Audit Committee and as a member of the Nominating and Corporate Governance Committee.

Ms. Yarno was elected to fill a previous vacancy on the Board created by the resignation of James I. Healy in November 2013 and was designated as a Class II member of the Board, with a term that expires at the Company’s annual meeting of stockholders to be held in 2017. Ms. Yarno was also appointed as the new Chair of the Nominating and Corporate Governance Committee and as a member of the Organization and Compensation Committee.

Mr. Carroll and Ms. Yarno will be eligible for benefits under the Company’s existing non-employee director compensation policy.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURATA THERAPEUTICS, INC.

Date: August 28, 2014	By:	/s/ Corey N. Fishman
	Name:	Corey N. Fishman
	Title:	Chief Operating Officer and Chief Financial Officer